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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   ----------


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of Earliest Event Reported): August 26, 2002



                              ANTARES PHARMA, INC.
                              --------------------
               (Exact Name of Registrant as Specified in Charter)



            Minnesota                 0-20945                  41-1350192
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  (State or Other Jurisdiction      (Commission            (I.R.S. Employer
         of Incorporation)          File Number)          Identification No.)



               707 Eagleview Boulevard, Suite 414, Exton, PA 19341
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               (Address of Principal Executive Offices) (Zip Code)



       Registrant's telephone number, including area code: (610) 458-6200


                                 Not Applicable
          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)


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Item 5.  Other Events.

Rule 10b5-1 Trading Plans
-------------------------

         In connection with Rule 10b5-1 under the Securities Exchange Act of 1934, the Board of Directors of Antares Pharma, Inc. (the "Company") approved amendments to the Company's insider trading policy to permit its officers and directors to enter into written trading plans or arrangements for systematic trading in the Company's securities. The Company has been advised that on August 26, 2002, Dr. Roger G. Harrison, the Company's Chief Executive Officer, entered into a trading plan complying with Rule 10b5-1 and the Company's insider trading policy. Pursuant to Dr. Harrison's Rule 10b5-1 trading plan, he has instructed his broker to purchase up to $1,000.00 worth of shares of the Company's common stock each week, commencing on September 10, 2002, subject to certain conditions. Dr. Harrison may modify his trading plan under certain circumstances, and he reserves the right to terminate the trading plan at any time.

         The Company anticipates that, as permitted by Rule 10b5-1 and the Company's insider trading policy, some or all of its officers, directors and other insiders may establish trading plans at some date in the future.

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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:    September 16, 2002                  ANTARES PHARMA, INC.



                                             By  /s/ Roger G. Harrison
                                                ----------------------------
                                                 Roger G. Harrison
                                                 Chief Executive Officer